UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Sect. 240.14a-11(c) or Sect. 240.14a-12

                             KENETECH CORPORATION
               (Name of Registrant as Specified In Its Charter)

                              Board of Directors
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 04
      14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4)    Proposed maximum aggregate value of transaction:

      Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:



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

                             KENETECH CORPORATION
                              500 SANSOME STREET
                        SAN FRANCISCO, CALIFORNIA 94111


July 1, 1996


Dear Stockholder:

      Enclosed you will find your 1996 Proxy, Proxy Statement and Notice of Annual Meeting of Stockholders of KENETECH Corporation. Please review this material and then complete, execute and date the enclosed Proxy and promptly return it in the enclosed self-addressed postage-prepaid envelope in time for the annual meeting in August. It will be held on Wednesday, August 7, 1996, at 10:00 A.M., at KENETECH's offices, 6952 Preston Avenue, Livermore, California. We hope you can attend.

      We ask that you (1) elect this year's three nominees to the Board of Directors for three year terms, and (2) ratify the Board of Director's appointment of KPMG/Peat Marwick LLP as the Company's independent auditors for the 1996 fiscal year.

      Also enclosed is your copy of the Company's 1995 Annual Report.

      We welcome any comments you have and hope to see you at the annual meeting.

      WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, PLEASE READ THE PROXY STATEMENT AND COMPLETE, EXECUTE, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE. THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE IN FAVOR OF ALL PROPOSALS.

Very truly yours,



Mark D. Lerdal
President and
Chief Executive Officer

                             KENETECH CORPORATION
                        500 Sansome Street, Suite 300
                           San Francisco, CA 94111


                NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS
                          Wednesday, August 7, 1996
                                  10:00 A.M.


TO THE STOCKHOLDERS:

      The  Annual  Meeting  of  Stockholders  of  KENETECH   Corporation  (the
"Company") will be held at KENETECH's offices, 6952 Preston Avenue, Livermore, California, on Wednesday, August 7, 1996, at 10:00 A.M., for the purpose of:

      1. Electing three directors as Class III Directors of the Company to hold office for three-year terms;

      2. Ratifying the Board of Director's appointment of independent auditors to audit the financial statements of the Company for the 1996 fiscal year; and

      3. Acting upon all other matters which may properly come before the meeting.

      Stockholders of record at the close of business on June 10, 1996 are entitled to notice of, and to vote at, the meeting and any one or more adjournments or postponements thereof. A list of such stockholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of the Company, 500 Sansome Street, Suite 300, San Francisco, California, 94111.


By Order of the Board of Directors



Dianne P. Urhausen
Secretary

San Francisco, California
July 1, 1996




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




                             KENETECH CORPORATION
                              500 Sansome Street
                       San Francisco, California 94111

                               PROXY STATEMENT
                 ANNUAL MEETING - 10:00 A.M., AUGUST 7, 1996

INFORMATION REGARDING DATE, TIME AND PLACE OF MEETING, AND PROXIES

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of KENETECH Corporation (the "Company"), to be voted at the Annual Meeting of Stockholders at 10:00 A.M., Pacific Daylight Time, on Wednesday, August 7, 1996 and at any and all adjournments or postponements thereof. Such Annual Meeting will be held at the Company's offices, 6952 Preston Avenue, Livermore, California.

      Solicitation of proxies by mail (including the mailing of the Proxy Statement and the accompanying form of proxy to stockholders) is expected to commence on or about July 1, 1996 and the cost thereof will be borne by the Company. In addition to such solicitation by mail, some of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies by telephone, telegraph and personal interview. Arrangements will be made with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals and they will be reimbursed by the Company for postage and clerical expense in doing so. The Company may retain at its expense a proxy solicitation firm to assist it in soliciting proxies.

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote as to which any abstention is indicated. Shares as to which proxies have been executed and not revoked will be voted as specified in the proxies. If no specification is made, the shares will be voted (1) "FOR" the election of the nominees for Class III Directors; and (2) "FOR" the ratification of the appointment of KPMG/Peat Marwick LLP as the independent auditors for the Company for the fiscal year ending December 31, 1996. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

      Proxies may be revoked at any time prior to the exercise thereof by filing with the secretary of the company at the company's executive offices a written revocation. Instruction cards for beneficial holders may be revoked in accordance with any separate directions or arrangements applicable thereto.

      The principal executive offices of the Company are located at 500 Sansome Street, Suite 300, San Francisco, California 94111.

VOTING SECURITIES

     The securities of the Company entitled to be voted at the meeting consist of shares of its Common Stock $0.0001 par value ("Common Stock") and shares of its Preferred Redeemable Increased Dividend Equity Securities, 8 1/4% PRIDES, Convertible Preferred Stock, stated value $1,012.50 per share ("PRIDES"). Only stockholders of record at the close of business on June 10, 1996 (the "Record Date") will be entitled to receive notice of and to vote at the annual meeting. Assuming a quorum is present in person or by proxy, the affirmative vote of a majority of the votes represented is required for election of Directors.

      Common Stock. Each share of Common Stock is entitled to one vote on all matters. On the Record Date, 36,826,098 shares of Common Stock were issued and outstanding.

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


      PRIDES. All shares of PRIDES are deposited with and held of record by ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon"), as Depositary (the "Depositary"). Beneficial ownership of the shares of PRIDES, however, is held in the form of Depositary Shares for which depositary receipts are issued in lieu of stock certificates. Each Depositary Share represents 1/50 of a share of PRIDES. On the Record Date, 102,492 shares of PRIDES, representing 5,124,600 Depositary Shares were issued and outstanding. Each Depositary Share is entitled to 4/5 of a vote. Each record holder of a Depositary Share on the Record Date is entitled to instruct ChaseMellon, as Depositary, as to the exercise of the voting rights pertaining to the number of shares of PRIDES represented by such holder's Depositary Shares. Pursuant to the Deposit Agreement, dated as of May 5, 1994 (the "Deposit Agreement"), among the Company, ChaseMellon and the holders of Depositary Shares, the Depositary will endeavor, insofar as practical, to vote the number of shares of PRIDES represented by the holders of Depositary Shares in accordance with their instructions. Each holder of Depositary Shares may revoke any instruction to the Depositary at any time prior to the second business day immediately preceding the date of the Annual Meeting by giving written notice to the Depositary. The Depositary will abstain from voting shares of PRIDES to the extent it does not receive specific written voting instruction from the record holders of Depositary Shares.

ELECTION OF DIRECTORS

      The Restated Certificate of Incorporation, as amended to date, and Restated Bylaws of the Company, as amended to date, provide for a classified Board of Directors. A classified board is one on which the directors are divided into classes and only one class is elected each year. The Company's Board is divided into three classes, each having a different initial term of office. Thereafter, each Director is elected for a term of three years. At a Special Meeting of Stockholders held August 19, 1993, seven Directors of the Company were elected in classes designated as Class I, Class II and Class III, respectively.

      Two vacancies on the Board of Directors were created by the resignations of Mark J. Laskow and Lawrence M. Wagner effective June 3, 1996. Nominees have not been nominated to fill such vacancies because at the Annual Meeting of the Board of Directors following the Annual Meeting of Stockholders a resolution will be presented to the Board of Directors to reduce the number of members to five. Proxies cannot be voted for a greater number of persons than the three named nominees.

      Currently the only Class I Director is Mr. Alderson; Mr. Wagner was a Class I Director until his resignation. The term of office of a Class I Director will expire at the 1997 Annual Meeting of Stockholders. At such meeting, a Class I Director will be elected for a full term of three years.

      Currently the only Class II Director is Mr. Pifer; Mr. Laskow was a Class II Director until his resignation. The term of office of a Class II Director will expire at the 1998 Annual Meeting of Stockholders. At such meeting, a Class II Director will be elected for a full term of three years.

      Currently the Class III Directors are Mr. Christenson, Mr. Duthie and Mr. Lerdal. The term of office of the Class III Directors expires at the 1996 Annual Meeting of Stockholders and at such meeting Class III Directors will be elected for a full term of three years.

      Mr. Christenson, Mr. Duthie and Mr. Lerdal have been nominated by the Board of Directors to be elected as Class III Directors at the 1996 Annual Meeting of Stockholders. The nominees have consented to serve if elected, and at the date of this Proxy Statement, the Company has no reason to believe that any of the named nominees will be unable to act. Unless otherwise directed, the persons named as proxies intend to vote for the election of the nominees.

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


      Set forth below is certain information concerning the Directors of the Company (including the three nominees).

      Name              Age     Position(s) with Company

Gerald R. Alderson      49      Director
Charles Christenson     65      Director
Angus M. Duthie         56      Chairman of the Board of Directors
Mark D. Lerdal          37      President, Chief Executive Officer and Director
Howard W. Pifer III     54      Director

BIOGRAPHICAL INFORMATION

      KENETECH Corporation, a Delaware corporation, was formed in 1986 as a holding company of KENETECH Windpower, Inc. (formerly, U.S. Windpower, Inc.). References to KENETECH are, prior to 1986, references to KENETECH Windpower, Inc.

      Gerald R. Alderson has served as a Director of KENETECH since September 1983 and served as Chairman of the Board from March 16, 1995 until March 27, 1996. He served as KENETECH's President and Chief Executive Officer from August 1981 until October 1995 and December 1995, respectively. He received his B.A. from Occidental College and his M.B.A. from the Harvard University Graduate School of Business Administration. He is a Class I Director with his term expiring at the 1997 Annual Meeting of Stockholders.

      Charles Christenson is the Royal Little Professor of Business Administration, Emeritus, at the Harvard University Graduate School of Business Administration and has served as a Director of KENETECH since January 1980. In the past, he was Deputy for Management Systems in the Office of the Assistant Secretary of the Air Force, and held a variety of teaching and administrative positions at the Harvard University Graduate School of Business Administration. He received his B.S. from Cornell University and his M.B.A. and D.B.A. from Harvard University. He is a Class III Director with his term expiring at the 1996 Annual Meeting of Stockholders.

      Angus M. Duthie is a general partner of Prince Ventures and has served as a Director of KENETECH since December 1980. He was elected as Chairman of the Board of KENETECH on March 27, 1996. Prince Ventures manages various capital funds, in all of which F.H. Prince & Co., Inc. is a significant investor. F.H. Prince & Co., Inc. is a privately held corporation with business interests in real estate, as well as investments, both private and public. Mr. Duthie is a Director of Occupational Health + Rehabilitation, Inc. Mr. Duthie holds a B.A. from Miami University (Ohio). He is a Class III Director with his term expiring at the 1996 Annual Meeting of Stockholders.

      Mark D. Lerdal was elected a Director of KENETECH on March 27, 1996 and Chief Executive Officer and President on April 1, 1996. He served as Vice President and General Counsel of KENETECH from April 1992 until March 1996. From April 1990 to March 1992 he served as Vice President and Counsel of KENETECH Energy Systems, Inc. He received his A.B. from Stanford University and his J.D. from Northwestern University School of Law. He is a Class III Director with his term expiring at the 1996 Annual Meeting of Stockholders.

      Howard W. Pifer III has served as a Director of KENETECH since August 1986. A founder of Putnam, Hayes & Bartlett, Inc. ("PHB"), he served as its Chief Executive from 1976 to 1991 and currently serves as its Chairman. He continues to assist PHB's clients on a full-time basis, both in the United States and worldwide. Dr. Pifer received a B.S. in chemical engineering, an M.S. in industrial administration and a Ph.D. in economics from Carnegie Mellon University. He is a Class II Director with his term expiring at the 1998 Annual Meeting of Stockholders.

BOARD MEETINGS AND COMMITTEES

      Regular meetings of the Board of Directors of the Company are conducted six times each year. From time to time special meetings of the Board of Directors are conducted as required. The Board of Directors held 11 meetings during the fiscal year ending December 31, 1995. Each Director attended 75% or more of the aggregate number of meetings of the Board of Directors (during the period he was a Director) and the committees of which he was a member (during the period which he served on such committee).

      The Audit Committee was comprised of Messrs. Christenson, Duthie, Laskow (until April 6, 1995) and Wagner during the fiscal year ending December 31, 1995. The Audit Committee is currently comprised of Messrs.
Christenson and Duthie. The functions performed by the Audit Committee include annually recommending to the Board of Directors the appointment of the independent auditors of the Company; reviewing the purpose, scope and general extent of the services of the independent auditors, their procedures and their fees; reviewing with the independent auditors the results of their annual audit, including any matters that the independent auditors bring to the attention of the Audit Committee; and reviewing with those responsible for managing the internal audit function of the Company the scope of their procedures, reports and recommendations, and other significant aspects of their functioning, including any matters that the personnel responsible for managing the internal audit function bring to the attention of the Audit Committee. The Audit Committee held six meetings during the fiscal year ending December 31, 1995.

      The Compensation Committee was comprised of Messrs. Charren (retired from the Board of Directors March 16, 1995), Hutchinson (resigned from the Board of Directors December 22, 1995), Laskow and Pifer during the fiscal year ending December 31, 1995. The Compensation Committee is currently comprised of Messr. Duthie. The functions performed by the Compensation Committee include those identified in the Board Compensation Committee Report on Executive Compensation. The Compensation Committee held six meetings during the fiscal year ending December 31, 1995.

      The Nominating Committee was comprised of Messrs. Christenson (until May 25, 1995), Duthie, Hutchinson, Laskow and Pifer during the fiscal year ending December 31, 1995. The Nominating Committee is currently comprised of Messrs. Christenson, Duthie and Pifer. The functions performed by the Nominating Committee include proposing and nominating directors to the Board of Directors of the Company. The Nominating Committee did not hold any meeting during the fiscal year ending December 31, 1995. The Nominating Committee will not consider nominees recommended by stockholders at the 1996 Annual Meeting since pursuant to the By-laws of the Company, to be property brought before an annual meeting, nominations for the election of directors by stockholders must be received by the Secretary of the Company not less than 90 days prior to the meeting.

EXECUTIVE OFFICERS

      Set forth below are the names and titles of, and certain information regarding, executive officers of the Company as of the date of this Proxy Statement. Officers are selected by the Board of Directors from time to time and hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

      Name              Age             Position(s) with Company

Michael U. Alvarez       40    Vice President
Joel M. Canino           56    Chief Executive Officer of CNF Industries
James J. Eisen           40    Vice President and General Counsel
Michael A. Haas          32    Vice President
Steven A. Kern           46    President of KENETECH Windpower
Mark D. Lerdal           37    President, Chief Executive Officer and Director
Nicholas H. Politan      34    Vice President and Chief Financial Officer

      Michael U. Alvarez has served as Vice President of KENETECH since July 1994 and as Vice President of KENETECH Windpower, Inc. since May 1993. He served as Vice President of KENETECH Energy Systems, Inc. from September 1991 to December 1993 and as its President since December 1993. Prior to joining KENETECH Energy Systems, Inc., he was a partner at the law firm of Thelen, Marrin, Johnson & Bridges. He received his B.A. and J.D. from the University of Virginia.

      Joel M. Canino served as an Executive Vice President of KENETECH from May 1989 until November 1995. He served as President of CNF Industries, Inc. from April 1984 until November 1995 and as its Chief Executive Officer since November 1995.

      James J. Eisen was elected Vice President and General Counsel of KENETECH on April 12, 1996. He served as General Counsel of KENETECH Windpower, Inc. from 1992 until April 1996 and as Counsel from 1986 to 1992. He received his two Bachelor of Science degrees from MIT and his J.D. degree from New York University School of Law.

      Michael A. Haas was elected Vice President of KENETECH on April 12, 1996. He served as Managing Director for KENETECH International Ltd. from May 1994 to April 1996 and as Director of International Projects for KENETECH from June 1993 to May 1994. Prior to June 1993, he served in various management positions for KENETECH Windpower, Inc., including Manager of Engineering, Director of Engineering and Maintenance and General Manager, 56-100 Division.

      Steven A. Kern was elected President of KENETECH Windpower on April 12, 1996. He served as Senior Vice President of KENETECH Windpower from July 1994 to April 1996 and as Vice President of Operations and Maintenance from January 1993 to July 1994. He has served as President of KENETECH Facilities Management, Inc. since January 1995. Prior to joining KENETECH Windpower, he was General Manager of ALCOA Composites. He received his B.S. from Alfred University College of Ceramics.

      Mark D. Lerdal was elected a Director of KENETECH on March 27, 1996 and Chief Executive Officer and President on April 1, 1996. He served as Vice President and General Counsel of KENETECH from April 1992 until March 1996. From April 1990 to March 1992 he served as Vice President and Counsel of KENETECH Energy Systems, Inc. He received his A.B. from Stanford University and his J.D. from Northwestern University School of Law.

      Nicholas H. Politan was elected Vice President and Chief Financial Officer of KENETECH on April 12, 1996. He has served as Vice President of KENETECH Energy Systems, Inc. since March 1995 and as Vice President and Chief Financial Officer of KENETECH Windpower from August 1995 and April 1996, respectively. From September 1992 until March 1995 he served as Counsel of KENETECH Energy Systems, Inc. Prior to joining KENETECH Energy Systems, Inc., he was an associate at Heller, Ehrman, White & McAuliffe. He received his B.A. from Duke University and his J.D. from Stanford Law School.

EXECUTIVE COMPENSATION

   Directors

      Each Director receives an annual retainer of $18,000 plus a $500 fee for each board meeting attended. In addition, each Director who serves on any of the Audit Committee, the Nominating Committee or the Compensation Committee receives a meeting fee of $500 for attending any meeting of such Committees not held in conjunction with a meeting of the Board of Directors.

      Under the Automatic Option Grant Program of the Company, each person who was a director at the time of the Company's initial public offering received at the commencement of such offering, and each new Director thereafter will receive at the time he or she becomes a director, an automatic option to purchase 5,000 shares of Common Stock at 100% of the fair market value on the date of grant. In addition, at each annual stockholders' meeting, each person who has been a director for at least six months has been and will be granted an option to purchase 1,000 shares of Common Stock. See "Stock Plans" below.

   Executive Officers

      The following table sets forth, for the fiscal years ending December 31, 1995, 1994 and 1993, all compensation paid to (i) all individuals serving as Chief Executive Officer during 1995, (ii) the four most highly compensated executive officers of the Company in addition to the Chief Executive Officer who were serving as executive officers at the end of 1995, and (iii) the two former executive officers of the Company for whom disclosure would have been provided but for the fact that such individuals were not serving as executive officers at the end of 1995.

                                     SUMMARY COMPENSATION TABLE
 ======================== ============================================ ============== ==============
                                  Annual Compensation                    Long-Term      All Other
                                                                       Compensation   Compensation
 Name and Principal                                                       Awards           ($)
                          ------- ---------- ---------- -------------- -------------- --------------
                           Year    Salary($)  Bonus($)   Other Annual    Securities
                                                         Compensation    Underlying
                                                           ($)(1)      Options(#)(2)

 ------------------------ ------- ---------- ---------- -------------- -------------- --------------
 Richard D.Saunders         1995   $150,000       -           -              -
 President and Chief        1994       -          -           -              -
 Executive Officer
 (resigned April 1, 1996)
 ------------------------ ------- ---------- ---------- -------------- -------------- --------------
 Gerald R. Alderson         1995   $519,226    $50,000     $22,500          1,000
 Chairman of the Board      1994   $450,881       -        $22,000          1,000
 Chief Executive Officer    1993   $363,986   $195,000     $57,500        305,000
 (resigned 3/27/96 and
 12/07/95, respectively)
 ------------------------ ------- ---------- ---------- -------------- -------------- --------------
 Joel M. Canino             1995   $350,877   $175,000        -              -
 Chief Executive Officer    1994   $350,877   $175,000(3)  $58,238
 CNF Industries, Inc.       1993   $308,220   $350,000        -           150,000
 ------------------------ ------- ---------- ---------- -------------- -------------- --------------
 Michael U. Alvarez         1995   $225,729   $170,000        -              -
 Vice President             1994   $209,412    $20,000        -              -
                            1993   $193,123   $200,000        -            60,000
 ------------------------ ------- ---------- ---------- -------------- -------------- --------------
 William F. Griffin, Jr.    1995   $200,640    $36,000                       -
 President CNF              1994   $175,560    $96,000                       -
 Industries and CNF         1993   $163,020   $204,000                     25,000
 Constructors, Inc
 ------------------------ ------- ---------- ---------- -------------- -------------- -------------
 Ralph B. Muse              1995   $294,761       -       $300,563         50,000(4)    $350,000(5)
 Chief Operating Officer    1994       -          -           -              -
 (resigned 11/30/95)        1993       -          -           -              -
 ------------------------ ------- ---------- ---------- -------------- -------------- --------------
 Jean-Yves Dexmier          1995   $188,104       -           -           150,000(4)    $250,000(6)
 Chief Financial Officer    1994       -          -           -              -
 (resigned 10/12/95)        1993       -                      -              -
 ======================== ======= ========== ========== ============== ============== ==============

 ----------------
       (1)  Includes  $22,500,  $22,000  and  $22,500 in 1995,  1994 and 1993,
            respectively, for director's fees and $35,000 in 1993 for reimbursement of housing expenses for Gerald R. Alderson; $23,238 in relocation expenses and $35,000 in housing differential for Joel Canino in 1994; and $300,563 in relocation expenses for Ralph B. Muse in 1995.
       (2) Shares of Common Stock subject to stock options granted during the fiscal year. No stock appreciation rights were granted during 1995, 1994 or 1993.
       (3) Mr. Canino was paid a guaranteed bonus pursuant to his employment contract.
       (4)  These options were automatically canceled upon resignation.
       (5) Mr. Muse will receive severance payments totaling $350,000 in 1995 and 1996 (paid in 24 equal semi-monthly installments beginning December 1995).
       (6) Mr. Dexmier received a lump sum severance payment of $250,000 in 1995.

      The following table sets forth all options awarded to the Chief Executive Officer and the named executive officers of the Company during the fiscal year ending December 31, 1995. No stock appreciation rights were granted during 1995.



                              OPTION GRANTS IN LAST FISCAL YEAR


=============================================================================================
                                                                       Potential Realizable
                                                                      Value at Assumed Annual
                                                                       Rates of Stock Price
                                                                      Appreciation for Option
                             Individual Grants                               Term (1)
============= ============= ============= ============ ============ ============ ============
                Number of    % of Total
               Securities     Options
               Under-lying   Granted to
                 Options    Employees in    Exercise    Expiration
 Name          Granted (#)   Fiscal Year    Price ($)      Date        5% ($)      10% ($)
============= ============= ============= ============ ============ ============ ============

Richard D.          -             -             -            -            -            -
Saunders
- - ------------- ------------- ------------- ------------ ------------ ------------ ------------
Gerald  R.         1,000       0.4237%       $10.63        2005         $6,682      $16,934
Alderson
- - ------------- ------------ -------------- ------------ ------------ ------------ ------------
Joel M.             -             -             -            -            -            -
Canino
- - ------------- ----------- --------------- ------------ ------------ ------------ ------------
Michael U.          -             -             -            -            -            -
Alvarez
- - ------------- ----------- --------------- ------------ ------------ ------------ ------------
William F.          -             -             -            -            -            -
Griffin, Jr.
- - ------------- ----------- --------------- ------------ ------------ ------------ ------------
Ralph B.          50,000       21.1864%      $15.50         (2)          (2)          (2)
Muse
- - ------------- ----------- --------------- ------------ ------------ ------------ ------------
Jean-Yves        150,000       63.5593%      $11.50         (2)          (2)          (2)
Dexmier
============= =========== =============== ============ ============ ============ ============

- - ------------
       (1) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers.
       (2)  These options were automatically canceled upon resignation.




      The following table sets forth information concerning option exercises and option holdings for the fiscal year ending December 31, 1995, with respect to the Chief Executive Officer and the named executive officers of the Company. No stock appreciation rights were outstanding during such fiscal year.







                              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                          FISCAL YEAR-END OPTION VALUES

================================================================================================================
                                                        Number of Securities
                                                       Underlying Unexercised
                                                       Options at Fiscal Year-
                           Shares                                End             Value Unexercised In-the-Money
                         Acquired on       Value             Exercisable/          Options at Fiscal Year-End
Name                     Exercise (#)   Realized ($)        Unexercisable         Exercisable/Unexercisable(1)
======================= ============== ============== ========================= ================================

Richard D. Saunders            -             -                   - / -                         -
- - ----------------------- -------------- -------------- ------------------------- --------------------------------
Gerald R. Alderson             -             -             261,000/276,000                  $11,250/ -
- - ----------------------- -------------- -------------- ------------------------- --------------------------------
Joel M. Canino                 -             -             170,000/130,000                   - / -
- - ----------------------- -------------- -------------- ------------------------- --------------------------------
Michael U. Alvarez             -             -              90,000/70,000                    - / -
- - ----------------------- -------------- -------------- ------------------------- --------------------------------
William F. Griffin, Jr.        -             -                 0/25,000                      - / -
- - ----------------------- -------------- -------------- ------------------------- --------------------------------
Ralph B. Muse                  -             -                   - / -                       - / -
- - ----------------------- -------------- --------------  ------------------------ --------------------------------
Jean-Yves Dexmier              -             -                   - / -                       - / -
======================= ============== ============== ========================= =================================

(1)   Market price of shares at December 31, 1995 ($1.625) less exercise price.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 1995, Messrs. Charren, Hutchinson, Laskow and Pifer served as members of the Compensation Committee of the Company. Mr. Duthie was appointed to the Compensation Committee on January 30, 1996. Mr. Pifer resigned from the Committee on January 30, 1996. None of the members have ever been officers or employees of the Company. Mr. Alderson and Mr. Saunders may have attended meetings of the committee, but neither was present during deliberations or discussions regarding his own compensation.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors reviews, recommends and approves the compensation arrangements for senior management of the Company (including the executive officers named in the Summary Compensation Table above), with respect to salaries, bonuses and grants of options to purchase shares of Common Stock under the Company's 1993 Stock Option/Stock Issuance Plan (the "1993 Option Plan").

   Cash Based Compensation

      Base Salary. Prior to 1995, executive compensation was subjective and was determined by the Chief Executive Officer in conjunction with the Compensation Committee. During 1995 the Company hired several senior executives and used survey information to determine their salaries. The Company also began using survey information to determine the base salary of other employees.

      Bonus. Individual bonus awards for the fiscal year are based on a combination of Company-wide and individual performance goals for the fiscal year. The amount of any bonus is also limited to a percentage of the executive's base salary. Considerations include individual performance and the performance of the areas of the Company for which the executive officer has managerial responsibility. After assessment of the individual performance goals, the overall Company performance is overlaid on individual achievement to determine the bonus to be paid to the executive. For 1995, the Compensation Committee determined that Company performance did not meet its expectations and accordingly determined that bonus payments should be eliminated or reduced substantially for most of the senior executives, except in the case of guaranteed bonuses. Late in 1995 it became clear to management of the Company and the Compensation Committee that certain incentives were necessary to retain key individuals. The Company executed contracts with those individuals which provide for the payment of bonuses upon the completion of certain events.

      Other Compensation. The Company makes a contribution to all employees' 401(k) accounts, based on attainment of certain goals limiting costs of the health plan and goals set for the elimination of lost time injuries. At the beginning of each year, a cost per employee goal is set for the health plan and a ratio of lost time accidents to total hours worked goal is also set. If the first goal is met, the savings per employee is contributed to each employee's 401(k) account. If the second goal is met, the first contribution is doubled. During 1995 each of the Company's employees, including each of the named executive officers and the Chief Executive Officer, if eligible, received $510 pursuant to such plan.

      In 1993 the Compensation Committee adopted a provision which allows matching of each employee's contribution to the 401(k) Plan. The Company will match up to 50% of an employee's contributions with a cap at 2% of the employee's base compensation. At the beginning of each year, the Compensation Committee will determine whether the upcoming year is eligible for a match, and if so, determine the parameters and goals which the Company must achieve to determine whether a payment will be made to each individual's 401(k) account. The Committee determined that no match would be paid in 1995 pursuant to this provision and that 1996 will not be eligible for such a match.

      Compensation of the Chief Executive Officer. Mr. Alderson's compensation was based on the same factors as the other executives. His base salary was to be adjusted every two years and was last adjusted in July 1995. In determining Mr. Alderson's base salary and bonus potential, the Compensation Committee attempted to determine at what level compensation would be set for a replacement for Mr. Alderson. In 1995, Mr. Alderson was eligible for a bonus payment of 100% of his base salary. For 1995, the Committee elected to pay him a bonus of $50,000 in consideration of a change in his employment duties.

      Mr. Saunders was hired as Chief Executive Officer in December, 1995. His compensation was determined as part of a negotiation between his firm GGG, Inc. and the Company. The Company surveyed other firms doing work similar to GGG, Inc. to determine that the amount paid was reasonable.

   Stock Option Grants

      Stock options are the principal vehicle for the payment of long term compensation and are granted pursuant to the Company's 1993 Option Plan administered by the Compensation Committee. This component of compensation is intended to recruit and to retain executives and motivate them to improve stock market performance. Stock options are granted from time to time to members of management based primarily on the individual's potential contribution and past performance. They are granted at the prevailing market rates and will have value only if the Company's stock price increases. Typically the grants vest in five equal annual installments. Other than the grant made to Mr. Alderson as a director under the Automatic Option Grant Program and to Ralph B. Muse and Jean-Yves Dexmier, no grants were made to the other named executive officers of the Company during 1995.

                                          Angus M. Duthie

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND SEVERANCE ARRANGEMENTS

      Messrs. Alvarez, Canino and Griffin are currently under employment contracts. Messrs. Dexmier, Muse and Saunders were formerly under employment contracts or severance agreements.

      KENETECH Energy Systems, Inc. entered into an Employment Agreement with Mr. Alvarez on January 1, 1996. Pursuant to the Agreement, Mr. Alvarez will
(i) continue to be employed by KENETECH Energy Systems, Inc., in his current capacity for a period of one year at his annual base salary of $350,000 (unless terminated for cause), (ii) be eligible to participate in the executive incentive bonus program (as described in the compensation committee report), and (iii) be eligible to earn an additional bonus of 100% of his base salary, as well as certain other bonuses, upon the occurrence of certain stated objectives. In the event of a Change in Control, Mr. Alvarez will receive a lump sum payment equal to his annual base salary.

      KENETECH entered into an Employment Agreement with Mr. Canino on December 1, 1994. Pursuant to the Agreement, Mr. Canino will (i) receive a minimum annual base salary of $350,000 (the amount to be reviewed every two years), (ii) be entitled to a guaranteed bonus of $175,000 per calendar year, and (iii) participate in the executive incentive bonus program and be eligible to earn an annual bonus of up to 50% of his base salary based on his individual performance and the Company's profitability. Mr. Canino's employment period runs through December 31, 1998. In addition, the Company agreed to purchase Mr. Canino's residence for $1,320,000 upon the expiration of his employment period or 45 days after Mr. Canino gives notice of his intention to sell the residence to the Company. KENETECH paid Mr. Canino $500,000 of such purchase price during 1994. In addition, KENETECH executed a Promissory Note in the amount of $820,000 payable upon the completion of the sale of Mr. Canino's personal residence to the Company.

      CNF Industries, Inc. entered into an Employment Agreement with Mr. Griffin on January 1, 1996. Pursuant to the Agreement, Mr. Griffin will (i) continue to be employed by CNF Industries, Inc. in his current capacity for a period of one year at his annual base salary (unless terminated for cause), and (ii) be eligible to earn a bonus of 100% of his base salary upon the occurrence of certain stated objectives. In the event of a Change in Control, Mr. Griffin will receive a lump sum payment equal to his annual base salary.

      KENETECH entered into an agreement with GGG Inc., dated November 1, 1995, that provided that GGG Inc. would be paid $50,000 per month for the services of Mr. Saunders as President and Chief Executive Officer. KENETECH and GGG Inc. entered into a new agreement, dated April 2, 1996, which provided that GGG Inc. would be paid $50,000 per month for the services of Mr. Saunders as a consultant to the Company. This agreement has been terminated.

      KENETECH entered into an Employment Agreement with Mr. Muse on January 23, 1995. Pursuant to the Agreement, Mr. Muse was to have (i) received a minimum annual base salary of $350,000 (the amount to be reviewed every two years), and (ii) participated in the executive incentive bonus program and be eligible to earn an annual bonus of up to 30% of base salary based on his individual performance and the Company's profitability. Mr. Muse's contract provided that if he were involuntarily terminated other than for cause prior to December 31, 1997, he would be paid an amount equal to his current base salary for one year. Mr. Muse was also provided a relocation package to cover his out-of-pocket expenses for his relocation from Houston, Texas to California and was provided with a housing allowance to adjust for the difference in housing costs between the San Francisco Bay Area and Houston, Texas. Mr. Muse was paid $300,563 in relocation expenses in 1995 and will receive semi-monthly severance payments totaling $350,000 in 1996.

      KENETECH entered into a Separation Agreement and Mutual Release with Mr. Dexmier on October 12, 1995. Pursuant to the Agreement, Mr. Dexmier received a single lump sum payment of $250,000 upon his resignation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On December 1, 1994, the Company agreed to purchase Mr. Canino's personal residence upon the expiration of his employment contract (December 31, 1998) or 45 days after Mr. Canino gives notice of his intention to sell such residence to the Company, whichever is earlier. The purchase price will be $1,320,000 which is the price Mr. Canino paid when he originally purchased the residence. The Company paid Mr. Canino $500,000 and executed a note, payable at the closing of the sale of the residence to the Company. The note bears interest at 4.5%.

      On April 20, 1995, Ralph B. Muse executed a promissory note payable to the Company in the principal amount of $250,000. The note evidenced a loan by the Company to Mr. Muse to assist him in making a down payment on a residence in the Bay Area upon his relocation from Houston, Texas. The note bears interest at 4.5% and is payable on November 30, 1996, the one-year anniversary of Mr. Muse's resignation from the Company.

PERFORMANCE GRAPH

      The following performance graph reflects the cumulative total stockholders' return on Common Stock as compared with the cumulative total return of the Nasdaq Stock Market Index, the Nasdaq Non-Financial Index and the S&P Midcap 400 Index. The graph assumes a $100 investment in Common Stock of the Company beginning on September 22, 1993 and a $100 investment in each of the indices beginning on August 31, 1993 and ending December 31, 1995. The graph also assumes that any dividends were reinvested. The Company chose the S&P Midcap 400 Index because it does not believe it can reasonably identify a peer group. In addition, there are no public companies with a similar scope of business as the Company.



                COMPARISON OF 27 MONTH CUMULATIVE TOTAL RETURN

================================== ========== ========== ========== ==========
                                    9/22/93    12/31/93   12/31/94   12/31/95
================================== ========== ========== ========== ==========

KENETECH Corporation                  100        120         86        10
- - ---------------------------------- ---------- ---------- ---------- ----------
Nasdaq Stock Market - US Index        100        105        103       145
- - ---------------------------------- ---------- ---------- ---------- ----------
S & P Midcap 400 Index                100        104        100       131
- - ---------------------------------- ---------- ---------- ---------- ----------
Nasdaq Non-Financial Index            100        106        101       139
================================== ========== ========== ========== ==========


STOCK PLANS

      The 1993 Option Plan and the 1993 Stock Purchase Plan (the "Purchase Plan") were implemented in September 1993.

      The Company has registered shares of Common Stock reserved for issuance under the 1993 Option Plan and the 1993 Stock Purchase Plan, thus permitting the resale of such shares by non-affiliates in the public market without restriction under the Securities Act of 1933.

   The 1993 Option Plan

      Under  the  1993  Option  Plan,  key  employees  (including   officers),
consultants to the Company and directors are provided an opportunity to acquire equity interests in the Company. The 1993 Option Plan contains three separate components: (i) a Discretionary Option Grant Program, under which key employees (including officers) and consultants may be granted options to purchase shares of Common Stock at an exercise price not less than 85% of the fair market value of such shares on the grant date; (ii) an Automatic Option Grant Program, under which option grants will automatically be made at periodic intervals to directors to purchase shares of Common Stock at an exercise price equal to 100% of the fair market value of the option shares on the grant date; and (iii) a Stock Issuance Program, under which eligible individuals may be issued shares of Common Stock directly, either through the immediate purchase of the shares (at fair market value or at discounts of up to 15%) or as a bonus tied to the performance of services or the Company's attainment of prescribed milestones. The options granted under the Discretionary Option Grant Program may be either incentive stock options designed to meet the requirements of Section 42 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory options not intended to satisfy such requirements. All grants under the Automatic Option Grant
Program will be non-statutory options. Options may be granted or shares issued in the Discretionary Option Grant and Stock Issuance Programs to eligible individuals in the employ or service of the Company or any parent or subsidiary corporation now or subsequently existing.

      Under the Automatic Option Grant Program, each person who was a director at the time of the Company's initial public offering, received at the commencement of such offering, and each new director thereafter will, at the time he or she becomes a director, receive an automatic option grant for 5,000 shares of Common Stock. In addition, at each annual stockholders' meeting, beginning with the 1994 annual meeting, each person who has been a director for at least six months was and will be granted an option to purchase 1,000 shares of Common Stock. If more than 50% of the outstanding Common Stock were to be acquired in a hostile tender offer, each option granted under the Automatic Option Grant Program that has been outstanding for at least six months will be automatically converted into the right to receive from the Company the excess of the tender offer price over the option price.

      A total of 6,688,020 shares of Common Stock were originally reserved for issuance over the ten year term of the 1993 Option Plan.

      Options will have maximum terms of ten years measured from the grant date. Options will not be assignable or transferable other than by will or by the laws of inheritance following the optionee's death, and the option may, during the optionee's lifetime, be exercised only by the optionee. The optionee will not have any stockholder rights with respect to the option shares until the option is exercised and the option price is paid for the purchased shares. Individuals holding shares under the Stock Issuance Program will, however, have full stockholder rights with respect to those shares, whether the shares are vested or unvested. The Plan Administrator under the 1993 Option Plan has the authority to cancel outstanding options under the Discretionary Option Grant Program (including options incorporated from the Predecessor Plan) in return for the grant of new options for the same or a different number of shares with an exercise price based on the lower fair market value of the Common Stock on the new grant date. The Board of Directors may terminate the 1993 Option Plan at any time, and the 1993 Option Plan will in any event terminate on June 20, 2003.

      All of the Company's employees are eligible to participate in the Discretionary Grant Program. Non-employee directors are not eligible to participate in the Discretionary Option Grant and Stock Issuance Programs.

      If the Company is acquired by merger, consolidation or asset sale, or there is a hostile change in control of the Company, each option granted under the Discretionary Option Grant Program will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest.

   The Purchase Plan

      Each full-time employee who is customarily employed by the Company or any participating subsidiary corporation on a basis requiring more than 20 hours of service per week for more than five months per calendar year is, upon completion of 90 days of employment, eligible to participate in the Purchase Plan for one or more offering periods. The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of
Section 423 of the Code.

      The Purchase Plan will be implemented in a series of successive offering periods, each with a maximum duration of twenty-four (24) months. At the time that an employee becomes eligible to participate in the Purchase Plan, he or she will be granted a right to acquire shares of Common Stock at semi-annual intervals over the remainder of the offering period then in effect. The purchase dates will occur on the last business day of February and August each year, and all payroll deductions collected from the participants for the period ending with each such semi-annual purchase date will automatically be applied to the purchase of Common Stock.

      The purchase price per share for any offering period will be 85% of the lower of (i) the fair market value of the Common Stock on the start date of the offering period (or, if a participant joins the Purchase Plan after the start date of an offering period, on the date of the participant's entry into the Purchase Plan, provided that such amount is not less than the fair market value of the Common Stock on the start date of the offering period), and (ii) the fair market value on the semi-annual purchase date. The fair market value of the Common Stock on any relevant date under the Purchase Plan will be the closing selling price of the Common Stock on the date in question, as quoted on the Nasdaq National Market.

     No  participant  may  purchase  more than  $25,000  worth of Common Stock
(based on the fair market value of the Common Stock on the start date of the offering period (or the participant's entry into the Purchase Plan, if later) for each calendar year the participant's purchase right remains outstanding. In addition, no participant may purchase more than 2,000 shares of Common Stock in any semi-annual period.

      The Board of Directors may amend or terminate the Purchase Plan immediately after the close of any semi-annual period of participation, and the Purchase Plan will in any event terminate on the last business day of February 2003.

      SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following tables sets forth certain information regarding the beneficial ownership of the Company's Common Stock and Depositary Shares as of June 10, 1996(1) for (i) each person known to the Company beneficially to own 5% or more of the outstanding shares, (ii) each of the Company's directors, (iii) all individuals serving as Chief Executive Officer during 1995, (iv) the four most highly compensated executive officers of the Company in addition to the Chief Executive Officer who were serving as executive officers at the end of 1995, (v) the two former executive officers of the Company for whom disclosure would have been provided but for the fact that such individuals were not serving as executive officers at the end of 1995, and (vi) all directors and current executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock and Depositary Shares listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.


   Common Stock

                                       Shares of Common Stock        Percentage of Common
Beneficial Owners                      Beneficially Owned (2)         Stock Outstanding
==================================== ========================== ==========================


Affiliates of The Hillman Company
824 Market Street, Suite 900
Wilmington, Delaware                        12,864,879(3)                  34.93%

State of Wisconsin Investment Board
P.O. Box 7842
Madison, WI  53707                           3,572,800                      9.70%

F.H. Prince & Co., Inc.
10 South Wacker Drive
Chicago, Illinois 60606                      2,817,695                      7.65%

The Prudential Insurance Company
  of America
Prudential Plaza
Newark, N.J.  07102-3777                     2,423,319(4)                   6.51%

Gerald R. Alderson                             353,000                      *(5)

Charles Christenson                             67,000                      *

Angus M. Duthie                                 59,720                      *

Mark D. Lerdal                                  43,245                      *

Howard W. Pifer III                             51,166 1/2(6)                  *

Michael U. Alvarez                              91,441                      0.25%

Joel M. Canino                                 410,000                      1.11%

Jean-Yves Dexmier                                    0

William F. Griffin, Jr.                        169,545                      0.46%

Ralph B. Muse                                        0

Richard D. Saunders                             20,000                      0.054%

All directors and executive
officers as a group (15 persons)             1,352,312 1/2                  3.67%

                                       17

__________________________
(1) Information for beneficial owners of 5% or more of the Company's stock is reported from and as of the date of such owner's Schedule 13G.
(2) Except as otherwise specifically noted, the number of shares stated as being owned beneficially includes (a) all options under which persons could acquire common stock currently and within 60 days following June
      10,  1996  (i.e.,   Gerald  R.  Alderson   (261,000   shares),   Charles
      Christenson (47,000 shares), Angus M. Duthie (47,000 shares), Mark D. Lerdal (6,000 shares), Howard W. Pifer (47,000 shares), Michael U. Alvarez (90,000 shares), Joel M. Canino (170,000 shares) and all directors and officers as a group (699,200 shares)), (b) shares believed by the Company to be held beneficially by spouses, minor children and grandchildren, and (c) shares of common stock obtainable upon conversion of Depositary Shares. The inclusion of shares herein, however, does not constitute an admission that the persons named as stockholders are direct or indirect beneficial owners of such shares.
(3) Includes 12,368,940 shares owned by HCC Investments, Inc. ("HCC"), 12,131 shares owned by Hillman Properties West, Inc. ("HPW"), 403,000 shares owned by Hillman 1984 Limited Partnership ("H84LP") and 80,808 shares owned by the HLH Trust (as described below). HCC and HPW (the sole general partner of H84LP) are private investment companies owned by The Hillman Company, a firm engaged in diversified investments and operations which is controlled by a trust for the benefit of Henry L. Hillman (the "HLH Trust"). The Trustees of the HLH Trust are Henry L. Hillman, Elsie Hilliard Hillman and C.G. Grenfenstette (the "HLH Trustees"). The HLH Trustees share voting and investment power with respect to the shares held of record by HCC and H84LP.
(4)   Includes 370,319 shares obtainable upon conversion of the Company's 81/4%
      Preferred   Redeemable  Increased   Dividend  Equity   Securities.   The
      Prudential Insurance Company of America ("Prudential") may have shared power to vote or shared power to dispose of such shares which are held for the benefit of Prudential's clients, by its separate accounts, externally managed accounts, registered investment companies and/or other affiliates. Prudential reports the combined holdings of these entities for the purpose of administrative convenience.
(5)   Does not exceed one percent of the class so owned.
(6) Includes 4166 1/2 shares obtainable upon conversion of 5,000 Depositary Shares of the Company's 8 1/4% Preferred Redeemable Increased Dividend Equity ecurities.


    PRIDES

                                        Depositary Shares of           Percentage of
                                               PRIDES                       PRIDES
Beneficial Owners                        Beneficially Owned             Outstanding
==================================== ========================== ==========================

The Prudential Insurance
Company of America
Prudential Plaza
Newark, NJ  07102-3777                         444,400                     8.67%

Howard W. Pifer III                              5,000                     *(1)

__________________________
(1)  Does not exceed one percent of the class so owned.

REGISTRATION RIGHTS

     The beneficial holders (or their transferees) of approximately 14,056,000 shares of Common Stock, are entitled to certain rights with respect to the registration of such shares under the Securities Act of 1933 (the "Securities Act"). Under the terms of the Registration Rights Agreements dated as of June 28, 1985 (the "Registration Rights Agreement"), between the Company and such holders, if the Company proposes to register any of its securities under the Securities Act, either for its own account or the account of other security holders exercising registration rights, such holders are entitled to notice of such registration and are entitled to include shares of such Common Stock therein; provided, among other conditions, that the underwriters of any offering have the right to limit the number of shares included in such registration. In addition, for a period of eight years after September 21, 1993, the date of the Company's initial public offering of its Common Stock, a holder or holders of an aggregate of 40% or more of the shares subject to such registration rights may require the Company on not more than six occasions to file a registration statement under the Securities Act with respect to their shares of Common Stock.

     Additionally, parties to the Stock Purchase Agreement dated as of June 30, 1992, and the Note Purchase Agreement dated as of June 25, 1992 (the "Notes"), are entitled to notice of any registration of Common Stock proposed by the Company, either for its own account or the account of other security holders exercising registration rights, and, are entitled to include shares of the Common Stock which they own by virtue of the conversion of the preferred stock and/or Notes obtained pursuant to such agreements, subject to
(i) the underwriters' limitations, and (ii) in the case of a secondary offering on behalf of holders of registration rights pursuant to the Registration Rights Agreement, the consent of the holders of such rights. The parties to such agreements are also given the right to require the Company to register their shares of Common Stock, but may exercise such right not more than once every two years.

DISAGREEMENTS WITH PUBLIC ACCOUNTANTS

      As previously disclosed in the Company's Form 8-K dated May 11, 1995 and the Company's Form 10-K for the fiscal year ending December 31, 1995, the auditor client relationship between the Company and Deloitte & Touche, LLP ("Deloitte & Touche") ceased on May 11, 1995. On such date, the Company informed Deloitte & Touche that the Audit Committee of the Board of Directors recommended that Deloitte & Touche be dismissed. On the same day, the Company received a letter from Deloitte & Touche stating that it had resigned as the Company's auditor. The reports prepared by Deloitte & Touche for each of the fiscal years 1993 and 1994 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      During the Company's fiscal years ending December 31, 1993 and 1994 and through May 11, 1995, the Company had three disagreements with Deloitte & Touche as follows:

      The first occurred in the first quarter of 1993 and concerned the revenue recognition for the sale of a limited partnership interest in a wholly-owned limited partnership that constructed a wood burning power plant. Initially, the Company had recorded 100% of the revenue and related income, but also retained an option to purchase 49% of the limited partnership. Deloitte & Touche advised the Company that in their opinion, the retention of an option would result in the deferral of revenue and related income on this transaction. The Company restructured the transaction so that it did not retain an option to repurchase an interest in the partnership. Deloitte & Touche and the Company then agreed on the treatment of the transaction.

      The second disagreement occurred in March of 1995 related to the Company's 1994 consolidated financial statements with respect to the method of revenue recognition used on long-term contracts for the sale of wind turbines and associated services entered into in November and December of 1994. The Company proposed to recognize revenue on the percentage-of-completion cost-to-cost basis and issued its preliminary earnings report for 1994 on that basis, with the understanding that Deloitte & Touche considered this method acceptable. In late March 1995, upon completion of its audit, Deloitte & Touche notified the Company that it did not agree with the original treatment. The Company adopted the percentage-of-completion units-of-delivery method which was acceptable to Deloitte & Touche.

      The third disagreement occurred in the first quarter of 1995 related to the Company's acquisition of a business. The Company proposed to recognize all the revenues and expenses related to the acquired business during the first quarter of 1995 because the acquisition was based upon the year-end balance sheet and the Company's management had participated in the day-to-day operations of the acquired business. Deloitte & Touche advised the Company that the purchase method of accounting required that only the revenues and expenses from the actual date of the closing of the business combination should be recorded. The Company adopted Deloitte & Touche's recommended treatment.

      During each of the two fiscal years ended December 31, 1993 and 1994 and through May 11, 1995, the Company had one reportable event. As of May 11, 1995, the documentation provided to corroborate the representation made by the Company's management supporting certain Windplant sales recorded under the percentage-of-completion cost-to-cost method for the 13 weeks ended April 1, 1995 was incomplete. As a result, and because of the cessation of the audit relationship, Deloitte & Touche was unable to reach a conclusion as to the recording of revenue and income for the transaction.

      This includes information as to all disagreements and reportable events through the date hereof. The Audit Committee of the Board of Directors discussed the subject matter of all three disagreements and the reportable event with Deloitte & Touche. In addition, the Company has authorized
Deloitte & Touche to respond fully to the inquiries of any successor accountant concerning the subject matter of each of such disagreement.

      On May 11, 1995, Deloitte & Touche notified the Securities and Exchange Commission that the client-auditor relationship between the Company and Deloitte & Touche had ceased and by letter dated May 17, 1995, notified the Commission that Deloitte & Touche had read and agreed with the comments in
Item 4 of the Company's Form 8-K.

      On June 9, 1995, the Company engaged KPMG Peat Marwick LLP as its principal accountant to audit the Company's financial statements.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      Subject to ratification by the stockholders at the Annual Meeting, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, the appointment of the independent public accounting firm of KPMG/Peat Marwick LLP ("KPMG") to audit the Company's financial statements for the current fiscal year ending December 31, 1996. It is expected that a representative of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

      If the foregoing recommendation is rejected or if KPMG declines to act or otherwise becomes incapable of acting or if their appointment is otherwise discontinued, the Board of Directors will appoint other independent auditors whose appointment for any period subsequent to the 1996 Annual Meeting of Stockholders shall be subject to ratification by the stockholders at that meeting.

THE BOARD OF DIRECTORS URGES ALL STOCKHOLDERS, REGARDLESS OF THE NUMBER OF SHARES HELD BY THEM, TO VOTE THEIR SHARES IN FAVOR OF RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY'S INDEPENDENT AUDITORS.

COMPLIANCE WITH SECTION 16(a)OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and Nasdaq. Executive officers, directors and persons owning more than ten percent of the Company's stock are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of Forms 3, 4 and 5 and amendments thereto received by the Company and written representations that no other reports were required for those persons, the Company believes that, during the fiscal year ending December 31, 1995, all filing requirements applicable to its executive officers, directors and owners of more than ten percent of the Company's stock were complied with; except that Stanley Charren, former Chairman of the Board of Directors of the Company, filed two late reports, covering an aggregate of four transactions occurring after he resigned from the Board of Directors. The reports were filed once he became aware of the requirement to report certain transactions occurring after his resignation.

STOCKHOLDER PROPOSAL DEADLINE FOR 1997 ANNUAL STOCKHOLDERS MEETING

      Any stockholder proposal intended to be presented at the next Annual Meeting of Stockholders (to be held for the fiscal year ending December 31, 1996) must be in writing and received at the Company's principal executive offices for inclusion in the Company's proxy statement and form of proxy relating to such meeting not later than May 9, 1997. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

ANNUAL REPORT AND FORM 10-K

      The 1995 Annual Report of the Company, in the form of the Company's Form 10-K for the fiscal year ending December 31, 1995, has been mailed with this Proxy Statement to stockholders of record on the Record Date. The 1995 Annual Report includes, among other things, a Financial Review Section (with certain Selected Consolidated Financial Data, a discussion of Results of Operations, and a discussion of Liquidity and Capital Resources), Condensed Consolidated Statements of Operations, Condensed Consolidated Balance Sheets, a Condensed Consolidated Statement of Cash Flows, a Report of Management and an Independent Auditors' Report. A copy of the Company's Report on Form 10-K for the year ending December 31, 1995, including the financial statements and the financial statement schedules, as filed with the Securities and Exchange Commission, is available to stockholders without charge upon written request to: William E. Klitgaard, Treasurer, Investor Relations, KENETECH Corporation, 6952 Preston Avenue, Livermore, California, 94111.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

      As of this date, the Company is not aware that any matters are to be presented for action at the meeting other than those referred to in the Notice of Annual Meeting, but the proxy form sent herewith, if executed and returned, gives discretionary authority with respect to any other matters that may come before the meeting.

                                    By Order of the Board of Directors,



                                    Dianne P. Urhausen
                                    Secretary

San Francisco, California
July 1, 1996

                                  APPENDIX A


PROXY                        KENETECH CORPORATION                        PROXY
             INSTRUCTION CARD SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON WEDNESDAY, AUGUST 7, 1996

     The undersigned hereby instructs Chemical Trust Company of California, as Depositary under and with respect to the Depositary Shares credited to the account of the undersigned, each representing 1/50 of a share of the Preferred Redeemable Increased Dividend Equity Securities, 8 1/4 % PRIDES, Convertible Preferred Stock ("PRIDES"), and the depositary receipts issued in connection with such Depositary Shares, to vote, as indicated on the other side of this card, such Depositary Shares at the Annual Meeting of Shareholders of KENETECH Corporation to be held at KENETECH'S offices, 6952 Preston Avenue, Livermore, California, on Wednesday, August 7, 1996, at 10:00 A.M., local time, and at any one or more adjournments or postponements thereof, with all the powers that the undersigned would possess if personally present, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS INSTRUCTION CARD WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS LISTED IN PROPOSAL 2 AND AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT OF KENETECH CORPORATION DATED JULY 1, 1996. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS INSTRUCTION CARD WILL BE VOTED IN ACCORDANCE THEREWITH.




                                                                   Please mark
                                                              [ X ] your votes
                    ______________________                           as this
                    Preferred (Depositary Shares)
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW
1. To elect three directors as Class III Directors
   to hold office for three year terms.
                                                     WITHHOLD
      Class III Nominees:                    FOR     FOR ALL
      Charles Christenson,                  [   ]     [   ]
      Angus M. Duthie and Mark D. Lerdal
   FOR all nominees listed above
   (except as indicated to the contrary).
   WITHHOLD AUTHORITY to vote for all nominees listed above.
   INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:
   --------------------------------------------------------------------------
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE INDEPENDENT AUDITORS.
   2. To ratify the appointment of the Independent Auditors.
                                                  FOR    AGAINST  ABSTAIN
                                                 [   ]    [   ]    [   ]

                                     I PLAN TO ATTEND THE MEETING. [   ]

   Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                                  APPENDIX B

PROXY                        KENETECH CORPORATION                        PROXY
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON WEDNESDAY, AUGUST 7, 1996

     The undersigned hereby appoints James J. Eisen and Nicholas H. Politan, and each of them as attorneys and proxies of the undersigned, with full power and substitution, to vote all of the shares of stock of KENETECH Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of KENETECH Corporation to be held at KENETECH's offices, 6952 Preston Avenue, Livermore, California, on Wednesday, August 7, 1996, at 10:00 A.M., local time, and at any one or more adjournments or postponements thereof, with all the powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS LISTED IN PROPOSAL 2 AND AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT OF KENETECH CORPORATION DATED JULY 1, 1996. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.



                                                                   Please mark
                                                              [ X ] your votes
                    _________________                                as this
                         Common
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW
1. To elect three directors as Class III Directors
   to hold office for three year terms.
                                                     WITHHOLD
      Class III Nominees:                    FOR     FOR ALL
      Charles Christenson,                  [   ]     [   ]
      Angus M. Duthie and Mark D. Lerdal
   FOR all nominees listed above
   (except as indicated to the contrary).
   WITHHOLD AUTHORITY to vote for all nominees listed above.
   INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:
   --------------------------------------------------------------------------
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE INDEPENDENT AUDITORS.
   2. To ratify the appointment of the Independent Auditors.
                                                  FOR    AGAINST  ABSTAIN
                                                 [   ]    [   ]    [   ]

                                     I PLAN TO ATTEND THE MEETING. [   ]

   Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.